Exhibit 10.1

EXECUTIVE

FORM OF AMENDMENT TO
CHANGE OF CONTROL EXECUTIVE SEVERANCE AGREEMENT

This Amendment (the “Amendment“) to the Change of Control Executive Severance Agreement (the “Agreement”) dated the _______ day of __________________, _______, by and between SM Energy Company (f/k/a St. Mary Land & Exploration Company), a Delaware corporation (the “Company”), and [an executive referred to on Attachment A] (the “Executive”), is executed by the Company and the Executive on this _____ day of December, 2010.

RECITALS

A.           The Company and the Executive desire to amend certain provisions of the Agreement in order to conform such provisions to the provisions of Section 409A of the Internal Revenue Code and related guidance published by the Internal Revenue Service through the date of this Amendment; and

B.           All capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

NOW, THEREFORE, in consideration of the Executive’s continued employment with the Company and the mutual agreements set forth herein, the parties agree as follows:

AGREEMENT

Section 1. Amendments to Agreement.

(a)           Section 1.(a) shall be amended by deleting, “(ii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon),” and by renumbering clauses (iii), (iv) and (v) as (ii), (iii) and (iv), respectively.

(b)           Section 3(d) is amended in its entirety to read as follows:

Section 409A of the Code.  This Agreement is intended in all respects to comply with the provisions of Section 409A of the Code and in particular, those provisions of Section 409A dealing with distributions.  This Agreement shall be interpreted and applied in a manner consistent with Section 409A of the Code and any ambiguity shall be resolved in favor of compliance with Section 409A of the Code.  In the event any payments or benefits pursuant to the other provisions of this Agreement would result in the imposition on the Executive of any additional taxes or interest pursuant to the provisions of Section 409A of the Code and final Treasury Regulations, Internal Revenue Service guidance or other provisions of law, the amount of such payments shall be appropriately and equitably adjusted in order that the Executive may receive the same economic benefits as provided under this Agreement and in compliance with Section 409A of the Code and without the imposition on the Executive of any additional taxes and interest thereunder.  Any payments to the Executive under this Agreement which Section 409A(a)(2)(B)(i) of the Code indicates may not be made before the date which is six months after the date of Executive’s separation from employment service (the “Section 409A Six-Month Waiting Period”) shall not be made during the Section 409A Six-Month Waiting Period but rather shall be delayed and shall be paid upon the expiration of the Section 409A Six-Month Waiting Period.  In particular, with respect to severance payments provided for under Section 3(a)(ii) of this Agreement, such severance payments that would otherwise be paid during the Section 409A Six-Month Waiting Period shall be paid in lump sum upon the expiration of the Section 409A Six-Month Waiting Period, together with simple interest on the amount of each deferred payment at the short term applicable federal rate as of the date of termination of employment.  For purposes of this Agreement, “termination of employment,” “separation from service” or similar language means separation from service by the Executive from the Company for any reason whatsoever within the meaning of Code Section 409A and Treasury Regulation § 1.409A-1(h).

Section 2. Incorporation of Amendment and Remainder of Agreement.  The terms and provisions of Section 1 of this Amendment are hereby incorporated into the Agreement and, except for the amendment provisions herein contained, all of the terms and provisions of the Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment.  To the extent that the terms and provisions of this Amendment conflict with the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.

Section 3. Execution in Counterparts and Delivery of Signature Pages.  This Amendment may be executed in counterparts and signature pages may be delivered by email or facsimile transmission.

IN WITNESS WHEREOF, this Amendment to the Change of Control Executive Severance Agreement is hereby duly executed by each party on this ______ day of December, 2010.

THE COMPANY:

SM ENERGY COMPANY,
a Delaware corporation

By: _______________________________________
Anthony J. Best, Chief Executive Officer and President

EXECUTIVE:

___________________________________________
Printed name:________________________________

EXECUTIVE

ATTACHMENT A
TO
FORM OF AMENDMENT TO
CHANGE OF CONTROL EXECUTIVE SEVERANCE AGREEMENT

Executives with Change of Control Executive Severance Agreements:

All employees of SM Energy Company who have an officer title of Vice President or an officer title which is senior to a Vice President.